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EXHIBIT 10.4

        THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

June 17, 2002

        On June 24, 2002 for value received, 3eee, Inc. ("3eee") promises to pay to the order of Epic Events Trust, the sum four hundred twenty one thousand, and eighty-four dollars ($421,084) together with interest at the rate of three percent (3%) per annum. Principal and interest shall be payable in lawful money of the United States. The note will be due and payable on June 17, 2005.

        1.    PAYMENTS.    The Principal and the Note Obligation shall become due and payable in three years from the date of this Note.

        2.    INCENTIVE FOR LOAN.    As incentive for Epic Events Trust to lend 3eee $421,084 USD, 3eee gives Epic Events Trust five million (5,000,000) shares of 3eee restricted common stock.

        3.    CONVERSION RIGHT.    Epic Events Trust, at its discretion, is granted the right to convert this entire loan ($421,084) to an equity purchase of 3eee, Inc. common stock. The conversion rights will allow Epic Events Trust to purchase ten million (10,000,000) restricted shares of common stock at 50% of market price per share. The market price will be the price on June 17, 2005. If Epic Events Trust exercises this conversion right, this Promissory Note will be considered paid in full. Epic Events must elect (in writing) within ninety days from June 17, 2005 either to convert 100% of the note at the above stated rate, or receive $421,084 with interest at the rate of 3%.

        4.    CONVERSION PROCEDURES.    If Payee desires to convert this Note into Common Stock, it shall surrender this Note to Maker at its principal executive offices, accompanied by proper instruments of transfer to Maker or in blank, accompanied by irrevocable written notice to Maker that Payee elects so to convert this Note and the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. Maker shall, as soon as practicable after such written notice and compliance with any other conditions herein contained, deliver at such office to Payee, certificates for the number of full shares of Common Stock to which it shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of this Note, and the person or persons entitled to receive Common Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

        5.    DEFINED TERMS.    As used in this Note, the following terms have the respective meanings set forth below:

          (a)   "COMMON STOCK" shall mean the common stock of Maker and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

        6.    RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS.    In case of any reclassification of Common Stock, any consolidation of Maker with, or merger of Maker into, any other person, any merger of another person into Maker (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of Maker), any sale or transfer of all or substantially all of the assets of Maker or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby Payee shall have the right thereafter, during the period this Note shall be convertible hereunder, to convert this Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of Maker into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of Maker (i) is not a person with which Maker consolidated or into which Maker merged or which merged into Maker, to which such sale or transfer was made or a party to such share exchange, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of Maker held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Maker, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires Maker's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments, which for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

        7.    RESERVATION OF SHARES; TRANSFER TAXES; ETC.    Maker shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its Common Stock and other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of this Note. Maker shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of this Note. If the Common Stock is listed on the New York Stock Exchange, the Nasdaq National Market, or any other national securities exchange, Maker will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of this Note. Maker shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other securities upon conversion of this Note by Payee.

        8.    NO IMPAIRMENT.    Maker will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, intentionally avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed hereunder by Maker but will at all times in good faith assist in the carrying out of all the provisions of this Note.

        9.    CUMULATIVE RIGHTS.    No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

        10.    WAIVER.    Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

        11.    ATTORNEYS' FEES AND COSTS.    In the event that this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof on account of such collection.

        12.    NO ORAL AGREEMENTS.    THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED PURSUANT THERETO) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        13.    SEVERABILITY.    If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

        14.    ASSIGNMENT.    This Note, or any portion hereof, may be assigned by Payee without the consent of Maker. Any such assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws.

        15.    LIMITATION ON INTEREST.    The Payee acknowledges and shall cause any subsequent transferee of this Note to acknowledge that the Note Obligation hereunder may be in excess of the maximum interest rate permitted to be charged by applicable law. Payee and/or such subsequent holder of this Note expressly assumes any risks associated therewith, including, without limitation, the risk that an attempt to collect all amounts owing under this Note may be unenforceable and set aside, in whole or in part, by a court.

        This note and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware

3eee, Inc.
By:	/s/ CELSO B. SUAREZ, JR. Celso B. Suarez, Jr., President 3eee, Inc.
By:	/s/ JEROME HAUUER Jerome Hauuer, Trustee Epic Events Trust

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PROMISSORY NOTE